Exhibit 99.1

FOR IMMEDIATE RELEASE

Sparton Corporation Shareholders Approve Merger with Ultra Electronics

Schaumburg, Ill. – (BUSINESS WIRE) – October 5, 2017 – Sparton Corporation (NYSE:SPA) announced that at a special meeting of Sparton shareholders held earlier today, the shareholders approved the adoption of the previously announced Agreement and Plan of Merger dated as of July 7, 2017 by and among Sparton, Ultra Electronics Holdings plc and Ultra Electronics Aneira Inc. The transaction remains subject to certain other customary closing conditions and the parties continue to work towards completion of the transaction.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 118th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton’s Web site may be accessed at http://www.sparton.com/.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K. Sparton assumes no obligation to update the forward-looking information contained in this press release.

Contact

Investors:

Institutional Marketing Services (IMS)

John Nesbett/Jennifer Belodeau, 203-972-9200

jnesbett@institutionalms.com

or

Company:

Sparton Corporation

Joseph McCormack, 847-762-5812

jmccormack@sparton.com